As filed with the Securities and Exchange Commission on September 6, 2017	Registration No. 333 - 219121

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	22-3537895
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Hills Drive, Suite 300
Bedminster, New Jersey 07921
 (Address of principal executive office with zip code)

PEAPACK-GLADSTONE BANK
EMPLOYEES’ SAVINGS AND INVESTMENT PLAN
(Full title of the Plan)

Jeffrey J. Carfora, Chief Financial Officer
500 Hills Drive, Suite 300
Bedminster, New Jersey 07291
 (908) 234-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______
Copies to:
Michael T. Rave, Esq.
Day Pitney LLP
One Jefferson Road
Parsippany, New Jersey 07054
(973) 966-8123

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-219121) filed by Peapack-Gladstone Financial Corporation (the “Company”) with the Securities and Exchange Commission on June 30, 2017 (the “Registration Statement”), is being filed to provide the opinion of counsel required as an exhibit by Part II, Item 8 of Form S-8 with respect to original issuance securities. Securities issued pursuant to the Peapack-Gladstone Bank Employees’ Savings and Investment Plan (the “Plan”) prior to the filing of this Amendment No. 1 have not been original issuance securities and therefore did not require an opinion of counsel. Following the effective time of this Amendment No. 1, the Company may issue original issuance securities pursuant to the Plan, and is therefore filing the required opinion of counsel in this Amendment No. 1.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.	Interests of Named Experts and Counsel

Certain legal matters relating to the issuance of the shares of the Company’s Common Stock offered hereby have been passed upon by Day Pitney LLP, counsel to the Company.  Partners and other attorneys involved in the preparation of the Registration Statement in the law firm of Day Pitney LLP do not beneficially own any shares of the Company as of September 6, 2017.

ITEM 8.	Exhibits

4.1	Peapack-Gladstone Bank Employees’ Savings and Investment Plan (previously filed in the Registration Statement)
5.1	Opinion of Day Pitney LLP
23.1	Consent of Crowe Horwath LLP (previously filed in the Registration Statement)
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page of the Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on the 6th day of September, 2017.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Douglas L. Kennedy*	Chief Executive Officer and Director	September 6, 2017
Douglas L. Kennedy

/s/ Jeffrey J. Carfora	Senior Executive Vice President and Chief Financial Officer	September 6, 2017
Jeffrey J. Carfora	(Principal Financial Officer and Principal Accounting Officer)

/s/ F. Duffield Meyercord*	Chairman of the Board	September 6, 2017
F. Duffield Meyercord

/s/ Finn M.W. Caspersen, Jr.*	Director, Senior Executive Vice President,	September 6, 2017
Finn M.W. Caspersen, Jr.	Chief Strategy Officer and General Counsel

/s/ Susan A. Cole*	Director	September 6, 2017
Susan A. Cole

/s/ Anthony J. Consi II*	Director	September 6, 2017
Anthony J. Consi II

/s/ Richard Daingerfield*	Director	September 6, 2017
Richard Daingerfield

/s/ Edward A. Gramigna*	Director	September 6, 2017
Edward A. Gramigna

/s/ John D. Kissel*	Director	September 6, 2017
John D. Kissel

/s/ James R. Lamb*	Director	September 6, 2017
James R. Lamb

/s/ Philip W. Smith III*	Director	September 6, 2017
Philip W. Smith III

/s/ Tony Spinelli*	Director	September 6, 2017
Tony Spinelli

/s/ Beth Welsh*	Director	September 6, 2017
Beth Welsh

* By:	/s/ Jeffrey J. Carfora
Jeffrey J. Carfora
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the plan administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Bedminster, State of New Jersey, on September 6, 2017.

PEAPACK-GLADSTONE BANK EMPLOYEES’ SAVINGS AND INVESTMENT PLAN

By:	/s/ Cecelia T. Lardieri
Cecelia T. Lardieri Plan Administrator

EXHIBIT INDEX

4.1	Peapack-Gladstone Bank Employees’ Savings and Investment Plan (previously filed in the Registration Statement)
5.1	Opinion of Day Pitney LLP
23.1	Consent of Crowe Horwath LLP (previously filed in the Registration Statement)
23.2	Consent of Day Pitney LLP (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (included on the signature page of the Registration Statement)